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                                                                    EXHIBIT 5.01

                                 March 20, 1997

VERITAS Software Corporation
1600 Plymouth Street
Mountain View, CA  94043

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 20, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,500,000 shares of your Common Stock (the "Stock") pursuant to the terms of an Agreement and Plan of Reorganization dated as of January 13, 1997 (the "Agreement") by and among VERITAS Software Corporation, a California corporation, VERITAS Software Corporation, a Delaware corporation (the "Company") and OpenVision Technologies, Inc., a Delaware corporation ("OpenVision").

      In rendering this opinion, we have examined the following:

      (1)   the Agreement and all Exhibits thereto;

      (2) the Registration Statement, together with the Exhibits filed as a part thereof;

      (3) the Joint Proxy Statement/Prospectus prepared in connection with the Registration Statement, together with the Appendices thereto;

      (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books;

      (5) the stock records for OpenVision that you have provided to us (consisting of a list of stockholders issued by OpenVision's transfer agent, Boston EquiServe, and a list of option and warrant holders respecting OpenVision's capital stock that was prepared by OpenVision and provided to us by you, dated February 28, 1997); and

      (6) a Management Certificate addressed to us of even date herewith, executed by the Company.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all
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VERITAS Software Corporation
March 20, 1997

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documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

      Based upon the foregoing, it is our opinion that the 7,500,000 shares of Stock to be issued by you to holders of OpenVision Common Stock and Class B Common Stock as well as upon exercise of assumed options ("OpenVision Options") and warrants ("OpenVision Warrants") to purchase OpenVision Common Stock, when issued in the manner referred to in the Agreement and the Registration Statement, and, in the case of shares of Stock to be issued upon exercise of (i) the OpenVision Options in accordance with the applicable stock option agreement, and (ii) the OpenVision Warrants in accordance with the applicable warrant, will be legally issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

      This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP